Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for Tender of Shares of Common Stock
of
Factory Card & Party Outlet Corp.
at
$16.50 Net Per Share of Common Stock

Pursuant to the Offer to Purchase
Dated October 1, 2007
by
Amscan Acquisition, Inc.
a wholly-owned subsidiary of
Amscan Holdings, Inc.
(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON MONDAY, NOVEMBER 5, 2007, UNLESS THE OFFER IS EXTENDED (AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Factory Card & Party Outlet Corp., a Delaware corporation (the “Company”), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Wells Fargo Bank, N.A. (the “Depositary”) before the Expiration Date, which is 12:00 midnight, Eastern time, on Monday, November 5, 2007, unless we extend the period of time for which the Offer is open, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See “The Tender Offer — Section 2 — Procedures for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:
Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department P.O. Box 64854 St. Paul, Minnesota 55164-0854	By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services (800) 468-9716 (confirmation only) (651) 450-2452 (fax)	By Hand or Overnight Courier: Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Amscan Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Amscan Holdings, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 1, 2007 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Holder(s)

Certificate Number(s) (if available):	(please print)

Address(es):
☐ Check if securities will be tendered by book-entry transfer.

(Zip Code)
Name of Tendering Institution:	Area Code and Telephone No(s):

Account No.:	Signature(s):

Dated: , 2007

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Signature Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees to deliver to Wells Fargo Bank, N.A. (the “Depositary”) either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in either case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other documents required by the Letter of Transmittal, all within three NASDAQ Global Market trading days after the date hereof.

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:
(Zip Code)	(Please Type or Print)
Area Code and Telephone Number:

Dated: , 2007

NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

3